Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
MAY SALES RESULTS
New Albany, Ohio, June 3, 2010: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $197.6 million for the four-week period ended May 29, 2010, a 10% increase from net sales of $179.0 million for the four-week period ended May 30, 2009. May comparable store sales decreased 3%. For the fiscal month, total Company direct-to-consumer net merchandise sales increased 34% to $19.2 million. For the fiscal month, total Company international net sales, including direct-to-consumer net sales, increased 84% to $36.9 million.
Year-to-date, the Company reported net sales of $885.4 million, a 13% increase from net sales of $780.7 million last year. Comparable store sales increased 1% for the year-to-date period. Year- to-date, total Company direct-to-consumer net merchandise sales increased 40% to $88.0 million. Year-to-date, total Company international net sales, including direct-to-consumer net sales, increased 98% to $155.9 million.
Additional information regarding sales for fiscal May can be found in a pre-recorded message accessible by dialing (800) 395-0662, or, internationally, by dialing (402) 220-1262.
May 2010 Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 10%

•	Total Company domestic net sales, including direct-to-consumer net sales, increased 1%

•	Total Company international net sales, including direct-to-consumer net sales, increased 84%

•	Total Company comparable store sales decreased 3%

•	Total Company direct-to-consumer net merchandise sales increased 34%

•	Abercrombie & Fitch comparable store sales increased 2%

•	abercrombie kids comparable store sales decreased 10%

•	Hollister Co. comparable store sales decreased 6%
At fiscal month end, the Company operated a total of 1,100 stores. The Company operated 341 Abercrombie & Fitch stores, 205 abercrombie kids stores, 507 Hollister Co. stores and 16 Gilly Hicks stores in the United States. The Company also operated six Abercrombie & Fitch stores, four abercrombie kids stores and 21 Hollister Co. stores internationally. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: general and financial economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; effects of greenhouse emissions and climate change; availability and market prices of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; effects from the potential loss of services of skilled senior executive officers or inadequate succession planning for key positions; effects of equity-based compensation awarded under the Employment Agreement with the Company’s Chief Executive Officer; and the outcome of pending litigation or other adversarial proceedings. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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